As filed with the Securities and Exchange Commission on July 29, 2004         Registration No. 33-59564

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Dixie Group, Inc.
(Exact name of Registrant as specified in its charter)
TENNESSEE (State or other jurisdiction of incorporation or organization)		62-0183370 (I.R.S. Employer Identification No.)
345-B Nowlin Lane Chattanooga, Tennessee 37421 (423) 510-7010
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

AGREEMENT AND PLAN OF MERGER BY AND AMONG DIXIE YARNS, INC., CARRIAGE ACQUISITIONS, INC. AND CARRIAGE INDUSTRIES, INC., DATED AS OF NOVEMBER 3, 1992 (Full title of the Plan)
Gary A. Harmon Chief Financial Officer The Dixie Group, Inc. 2208 S. Hamilton Street Dalton, Georgia 30721 (706) 876-5851
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copy to:
T. Gerald Davis, Jr., Esq. Shumacker Witt Gaither & Whitaker, P.C. 1100 SunTrust Bank Building Chattanooga, Tennessee 37402 (423) 425-7152

DEREGISTRATION OF SECURITIES

All of the options issued pursuant to the Agreement and Plan of Merger by and among Dixie Yarns, Inc., Carriage Acquisitions, Inc. and Carriage Industries, Inc., dated as of November 3, 1992, either have been exercised, have been cancelled or have expired. Accordingly, through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on March 17, 1993, SEC File No. 33-59564, The Dixie Group, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof. The Registrant believes that 29,041 shares remain unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on July 16, 2004.

THE DIXIE GROUP, INC.
By:	/s/ Daniel K. Frierson
Daniel K. Frierson Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel K. Frierson Daniel K. Frierson	Chairman, Director and Chief Executive Officer	July 16, 2004
/s/ Gary A. Harmon Gary A. Harmon	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 19, 2004
/s/ D. Eugene Lasater D. Eugene Lasater	Controller	July 19, 2004
/s/ J. Don Brock J. Don Brock	Director	July 20, 2004
/s/ Paul K. Frierson Paul K. Frierson	Director	July 18, 2004
/s/ Joseph L. Jennings, Jr. Joseph L. Jennings, Jr.	Director	July 19, 2004
/s/ Lowry F. Kline Lowry F. Kline	Director	July 20, 2004
/s/ John W. Murrey, III John W. Murrey, III	Director	July 20, 2004